As filed with the Securities and Exchange Commission on March 3, 2009
Registration No. 333- _____
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ___________________
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ___________________
SOLUTIA INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		43-1781797 (I.R.S. Employer Identification No.)
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________
Paul J. Berra, III
Senior Vice President, General Counsel and Chief Administrative Officer
Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760
(314) 674-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________
Copies to:
Christian O. Nagler
Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022-4611
(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒  Accelerated filer ☐
Non-accelerated filer ☐       Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	10,000,000 shares	$3.345	$33,450,000	$1,315

(1)  Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon an assumed price of $3.345, the average high and low sales prices of the Common Stock of Solutia, Inc. as reported on the New York Stock Exchange on March 2, 2009.

Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Solutia common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange commission is effective.  This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2009

Prospectus

SOLUTIA INC.

10,000,000 Shares

of

Common Stock

This prospectus relates to the sale, from time to time, of up to 10,000,000 shares of our common stock, par value $0.01 per share, by or on behalf of certain of Solutia’s pension plans, including the Solutia Inc. Employees’ Pension Plan, the Solutia Cash Balance Pension Plan and the Pension Plan for Nylon Employees, which we refer to as the pension plans. The shares of our common stock registered hereby may be contributed and issued by us to the pension plans to fund certain obligations to the pension plans. The common stock will be sold by or on behalf of the pension plans.  The shares of our common stock offered by this prospectus are sometimes referred to as the “securities.”

The common stock may be offered and sold by the trustee from time to time directly or through underwriters, broker-dealers or agents.  The common stock may be sold in one or more transactions at market prices prevailing at the time of sale or at prices determined on a negotiated or competitive bid basis.  See “Plan of Distribution.”  We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus and will bear all expenses incidental to the registration, offering and sale of the common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Our common stock is traded on the New York Stock Exchange under the symbol “SOA.”  On March 2, 2009, the last reported sale price of our common stock was $3.08 per share.

Investing in the common stock offered hereby involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 7.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is            , 2009

TABLE OF CONTENTS

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Solutia Inc. that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus.  You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources.  See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request to the office of our Corporate Secretary, 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760.

You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone else to provide you with different information.  These securities are not being offered in any state where the offer is not permitted.  You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

_____________________

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4

PROSPECTUS SUMMARY	6

RISK FACTORS	7

USE OF PROCEEDS	7

SELLING SECURITYHOLDERS	7

DESCRIPTION OF CAPITAL STOCK	8

PLAN OF DISTRIBUTION	12

LEGAL MATTERS	14

EXPERTS	14

- i -

ABOUT THIS PROSPECTUS

You should rely only on the information contained in, or incorporated by reference into, this prospectus.  You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents” below.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.  Neither we nor the trustee have taken any action that would permit the trustee to publicly sell our common stock in any jurisdiction outside the United States.  If you are an investor outside the United States, you should inform yourself about, and comply with any restrictions pertaining to, the offering of the securities and the distribution of this prospectus.  You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is based on information provided by us and by other sources that we believe are reliable.  We cannot assure you that this information is accurate or complete.  This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus.  In making an investment decision, you must rely on your own examination of our company and the terms of this offering and the common stock, including the merits and risks involved.

We are not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser.  You should not consider any information in this prospectus to be legal, business or tax advice.  You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the securities offered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.solutia.com.  You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  Later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date hereof and until the selling stockholders sell all of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•
the description of our common stock contained in our registration statement on Form S-1 originally filed on October 5, 2007 (Registration No. 333-146520), as subsequently amended on October 26, 2007 and November 20, 2007; and

•	our Current Reports on Form 8-K filed on February 11, 2009 and February 23, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.solutia.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.  You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Solutia Inc.

575 Maryville Centre Drive

P.O. Box 66760

St. Louis, Missouri 63166-6760

Attention: Investor Relations

Telephone: (314) 674-1000

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus any of the information included in our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Solutia’s most recent Annual Report on Form 10-K, under “Cautionary Statement About Forward Looking Statements,” and Solutia’s quarterly reports on Form 10-Q.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.  In addition, actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a variety of factors and conditions which include, but are not limited to

•	the market for Solutia’s securities and indebtedness;

•	Solutia’s ability to comply with the terms of Solutia’s financing facilities or to increase, extend or refinance the facilities;

•	general economic, business and market conditions;

•	currency fluctuations;

•	interest rate fluctuations;

•	price increases or shortages of raw materials and energy;

•	disruption of operations;

•	exposure to product liability and other litigation, environmental remediation obligations and other environmental liabilities;

•	lower prices for Solutia’s products or a decline in Solutia’s market share due to competition or price pressure by customers;

•	ability to implement cost reduction initiatives in a timely manner;

•	ability to divest existing businesses;

•	efficacy of new technology and facilities;

•	limited access to capital resources;

•	changes in U.S. and foreign laws and regulations;

•	geopolitical instability;

•	changes in pension and other post-retirement benefit plan assumptions;

•	Solutia’s ability to successfully implement all of the post-emergence aspects of Solutia’s plan of reorganization; and

•	Solutia’s ability to reduce Solutia’s overall leveraged position.

These forward-looking statements are expressly qualified in their entirety by this cautionary statement.  These forward-looking statements are only made as of the date hereof and, except as required by law, we undertake no obligation to update these forward-looking statements to reflect new information, subsequent events or otherwise.

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus.  Because this is only a summary, it does not contain all of the information that may be important to you.  You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

     In this prospectus, except as otherwise indicated or as the context otherwise requires, “Solutia,” “we,” “our,” the “Company” and “us”refer to Solutia Inc., a Delaware corporation.

Our Company
    Solutia, together with its subsidiaries, is a global manufacturer and marketer of a variety of high-performance chemical and engineered materials that are used in a broad range of consumer and industrial applications.  Solutia was incorporated in Delaware in April 1997 to hold most of the chemical businesses of the former Monsanto Company, now known as Pharmacia Corporation (“Pharmacia”), a wholly owned subsidiary of Pfizer Inc.  On September 1, 1997, Pharmacia spun off Solutia by distributing Solutia’s shares as a dividend to its stockholders.  Solutia became an independent publicly held company as a result of the spinoff.

Solutia’s principal executive offices are located at 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760, and our telephone number is (314) 674-1000.  Our website is www.solutia.com.  None of the information on our website is part of this prospectus.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, and certain of our other filings with the SEC.  The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material.  There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

The selling securityholders will sell the shares offered hereby from time to time for the account of the pension plans.

The following table sets forth certain information concerning the selling securityholders.

	Shares Owned Prior to Offering			Shares Owned After Offering
Name	Number(1)	Percent (1)	Shares Offered	Number	Percent (1)
Trustee for the Solutia Inc. Employees' Pension Plan
Trustee for the Solutia Cash Balance Pension Plan
Trustee for the Pension Plan for Nylon Employees
________________

(1)           Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 94,281,742 shares of common stock outstanding as of January 31, 2009.  This calculation assumes that all of the shares of common stock registered hereby are contributed to the pension plans.

Information about the selling securityholders may change over time.  Any changed information will be set forth to the extent provided to us by the selling securityholders, in prospectus supplements, if and when necessary.

Because the selling securityholders may offer all or some of the common stock from time to time, we cannot estimate the amount of the common stock that will be held by the selling securityholders upon the termination of any particular offering.  See “Plan of Distribution.”

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of Solutia’s certificate of incorporation and by-laws.  This description also summarizes certain provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Solutia has the authority to issue a total of 600,000,000 shares of capital stock, which we refer to as Solutia capital stock, consisting of:

•	500,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

•	100,000,000 shares of preferred stock, par value $0.01 per share.

Outstanding Capital Stock

As of January 31, 2009, the following capital stock is issued and outstanding:

•	94,281,742 shares of Common Stock; and

•	no shares of preferred stock.

Rights and Preferences of Solutia Capital Stock

Common Stock

Voting Rights

All shares of our Common Stock have identical rights and privileges.  Except as set forth in the next sentence, holders of shares of our Common Stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors.  The backstop commitment agreement provides that certain backstop investors and their affiliates shall not be entitled to vote for the election of directors of Solutia from the effective date of our plan of reorganization; provided that this restriction does not apply to any shares of Common Stock after a sale or transfer by the backstop investors or their affiliates to a party not affiliated with any backstop investor or its affiliate and does not apply to certain claims or interests in respect of which certain backstop investors exercise voting rights due to financial, custodial, advisory or fiduciary relationships.  On all matters to be voted on by holders of shares of our Common Stock, the holders will be entitled to one vote for each share of our Common Stock held of record, and will have no cumulative voting rights.

Dividend Rights

Subject to limitations under Delaware law, preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, holders of our Common Stock are entitled to receive ratably dividends or other distributions when and if declared by Solutia’s board of directors.  Solutia’s credit facilities restricts the payment of dividends.  In addition to such restriction, whether any future dividends are paid to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects.  The ability of our board of directors to declare dividends also will be subject to the rights of any holders of outstanding shares of our preferred stock and the availability of sufficient funds under the DGCL to pay dividends.  For a more complete description of the dividend rights of holders of shares of our preferred stock, see “Blank Check Preferred Stock” below.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of Solutia, after the payment in full of all amounts owed to our creditors and holders of any outstanding shares of our preferred stock, the remaining assets of Solutia will be distributed ratably to the holders of shares of our Common Stock.  The rights, preferences and privileges of holders of shares of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Solutia may designate and issue in the future without stockholder approval.

Other Rights

Holders of our Common Stock do not have pre-emptive, subscription, redemption or conversion rights.

Blank Check Preferred Stock

Under the terms of the amended and restated certificate of incorporation, the Solutia board of directors will be authorized to issue from time to time up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series.  These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.  If Solutia’s board of directors decides to issue shares to persons supportive of current management, this could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise.  Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of Solutia.

Anti-Takeover Effects of Provisions of the DGCL and Provisions in Our Amended and Restated Certificate of Incorporation and Bylaws

The DGCL contains, and our amended and restated certificate of incorporation and bylaws contain, a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of Solutia.  In addition, provisions of our amended and restated certificate of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Section 203

We are subject to Section 203 of the DGCL as our amended and restated certificate of incorporation does not provide otherwise.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board or unless the business combination was approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock.  This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to Solutia and, accordingly, may discourage attempts to acquire Solutia.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our certificate of incorporation and bylaws, as amended and restated, provide for the following, which may have the effect of discouraging transactions that involve an actual or threatened change of control of Solutia.

Classified Board

The board of directors is divided into three classes, serving staggered three-year terms.

Removal of Directors; Vacancies

The amended and restated certificate of incorporation provides that sitting directors of Solutia may be removed only for cause by a vote of a majority of our stockholders entitled to vote generally in the election of directors, and any vacancy occurring on the board may be filled only by a majority of the directors then in office, even though less than a quorum.

No Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by our board of directors, the chairman of our board of directors or holders of 35% of the total voting power of all the shares of Solutia entitled to vote generally in the election of directors.  Business to be transacted at a special meeting will be limited by the amended and restated bylaws to the purpose or purposes stated in the notice of the meeting.

Advance Notice Requirement

Stockholders must provide timely notice when seeking to:

•	bring business before an annual meeting of stockholders;

•	bring business before a special meeting of stockholders (if contemplated and permitted by the notice of a special meeting); or

•	nominate candidates for election at an annual meeting of stockholders.

To be timely, a stockholder’s notice must be received at our principal executive offices.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote at an election of directors, voting together as a single class, is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage.  The amended and restated certificate of incorporation provides that the following provisions, among others, in the amended and restated certificate of incorporation and amended and restated bylaws may be amended only upon the affirmative vote of the holders of 66 2/3% of the total voting power of all the shares of Solutia entitled to vote generally in the election of directors, voting as a single class:

•	the provision regarding Solutia’s classified board of directors;

•	the prohibition on stockholder action by written consent;

•
the ability to call a special meeting of stockholders being vested in the board of directors, the chairman of the board and the holders of 35% of the total voting power of all the shares of Solutia entitled to vote generally in the election of directors;

•	provisions governing removal of directors and filling vacancies on the board;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	the amendment provision requiring that the above provisions be amended only upon such a 66 2/3% supermajority vote.

In addition, subject to the foregoing, the amended and restated certificate of incorporation grants the board of directors the authority to amend and repeal the bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or the amended and restated certificate of incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for Solutia’s Common Stock is American Stock Transfer & Trust Company.

Limitations on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties.  Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent permitted by the DGCL.  In addition, our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL.  Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of a director to Solutia for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Solutia or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

We have registered the common stock to allow the selling securityholders to sell the common stock to the public from time to time after the date of this prospectus.  The selling securityholders may sell the common stock directly or through underwriters, broker-dealers or agents.  If the selling securityholders sell the common stock through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts, concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions.  We have agreed to pay all of the expenses incidental to the registration, offering and sale of the common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus. The proceeds will, however, be used to fund our obligations under the pension plans.

The SEC may deem the selling securityholders and any broker-dealers or agents who participate in the distribution of the common stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  As a result, the SEC may deem any profits made by the selling securityholders as a result of selling the common stock and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act.  Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the common stock.

The common stock may be sold pursuant to the methods described below from time to time by or for the account of the selling securityholders on the New York Stock Exchange or otherwise in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	prices determined on a negotiated or competitive bid basis.

These sales may be effected by any one or more of the following methods:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.

In connection with sales of the common stock or otherwise, the selling securityholders may:

•	enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume;

•	sell the securities short and deliver the securities to close out their short positions; or

•	loan or pledge the securities to broker-dealers, who may in turn sell the securities.

To comply with the securities laws of some states, if applicable, the selling securityholders may only sell the common stock in these jurisdictions through registered or licensed brokers or dealers.

With respect to a particular offering of the common stock, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

•	the amount of common stock being offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters employed by the selling securityholders in connection with such sale; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

Our common stock trades on the New York Stock Exchange under the symbol “SOA.”

We will indemnify the trustee against any and all claims, loss, damage, expense or liability arising from any action or failure to act in connection with the administration of the pension plans, except when due to the gross negligence or willful misconduct of the trustee.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass upon the validity of the securities offered in this offering.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus, and the effectiveness of Solutia Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference (which report expresses unqualified opinions and includes explanatory paragraphs relating to Solutia Inc.’s reorganization under Chapter 11 of the United States Bankruptcy Code, changes in accounting principle and classification of its integrated nylon business as discontinued operations).  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

Expenses payable by Solutia Inc. (“Solutia”) in connection with the sale of the securities being registered are estimated as follows:

Amounts to be Paid
Securities and Exchange Commission Registration Fee	$1,315
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$5,000
Printing and Delivery Expenses	$2,000
Miscellaneous Expenses	$2,000
Total	$30,315

Item 15.                 Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that the directors of Solutia shall not be personally liable to Solutia or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.  Our amended and restated certificate of incorporation will contain provisions permitted by Section 102(b)(7) of the DGCL.

Our amended and restated bylaws provide for indemnification of the officers and directors of Solutia to the fullest extent permitted by the DGCL.

The foregoing is only a general summary of certain aspects of Delaware law and the registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete.  It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant’s amended and restated certificate of incorporation and bylaws.

In addition, the Company’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.  Moreover, our Plan of Reorganization provides that we will indemnify our current and former officers and the members of our Board of Directors against any liabilities arising out of or related to the rights offerings and registration of Common Stock pursuant to such offerings.

See also the indemnification provisions in the registration rights agreements incorporated herein by reference as Exhibits 10(a) and 10(b).

Item 16.                 Exhibits.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.                 Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time is was declared effective; and

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on March 3, 2009.

SOLUTIA INC.
(Registrant)
By: /s/ Jeffry N. Quinn

Name: Jeffry N. Quinn
Title: President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Paul J. Berra, III, and Miriam Rogers Singer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffry N. Quinn	President, Chief Executive Officer and Chairman of the Board	March 3, 2009
Jeffry N. Quinn	(Principal Executive Officer)
/s/ James M. Sullivan	Senior Vice President, Chief Financial Officer and Treasurer	March 3, 2009
James M. Sullivan	(Principal Financial Officer)

/s/ Timothy J. Spihlman	Vice President and Corporate Controller	March 3, 2009
Timothy J. Spihlman	(Principal Accounting Officer)

/s/ Eugene I. Davis	Director	March 1, 2009
Eugene I. Davis

/s/ Robert K. deVeer, Jr.	Director	March 1, 2009
Robert K. deVeer, Jr.

/s/ James P. Heffernan	Director	March 1, 2009
James P. Heffernan

/s/ W. Thomas Jagodinski	Director	March 1, 2009
Thomas Jagodinski

/s/ William T. Monahan	Director	March 1, 2009
William T. Monahan

/s/ J. Patrick Mulcahy	Director	March 1, 2009
J. Patrick Mulcahy

/s/ Robert A. Peiser	Director	March 1, 2009
Robert A. Peiser

/s/ Gregory C. Smith	Director	March 1, 2009
Gregory C. Smith

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3.1(i)
Second Amended and Restated Certificate of Incorporation of Solutia Inc. effective as of February 28, 2008 (incorporated by reference to Exhibit 3.1 of Solutia Inc.’s Form 8-K (File No. 001-13255), filed on March 4, 2008)

3.1(ii)	Amended and Restated By-Laws of Solutia Inc. effective as of February 28, 2008 (incorporated by reference to Exhibit 3.2 of Solutia Inc.’s Form 8-K (File No. 001-13255), filed on March 4, 2008)
5	Opinion of Kirkland & Ellis LLP*
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5).
24	Power of Attorney (see page II-4 of this Form S-3)
*	To be filed by amendment.